N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Equity Funds on behalf of Federated Clover Mid Value Fund, Federated Clover Small Value Fund, Federated Clover Value Fund, Federated Prudent Bear Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 21, 2009

/s/ J. Christopher Donahue
Name: J. Christopher Donahue
Title: President, Principal Executive Officer

Dated: May 19, 2009

/s/ Richard A. Novak
Name: Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.